The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated December 20, 2024*
December , 2024 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
Auto Callable Dual Directional Buffered Equity Notes
Linked to the Least Performing of the Common Stock of
Tesla, Inc., the Class C Capital Stock of Alphabet Inc.
and the Class A Common Stock of Meta Platforms, Inc.
due December 23, 2027
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek early exit prior to maturity at a premium if, on the Review Date, the closing price of one share of each Reference Stock is at or above its Call Value.
• The date on which an automatic call may be initiated is December 23, 2025.
• The notes are also designed for investors who seek an unleveraged exposure to any appreciation, or a capped return equal to 162.60% of the absolute value of any depreciation (with a maximum downside return of 81.30%), of the least performing of the Reference Stocks at maturity, if the notes have not been automatically called.
• Investors should be willing to forgo interest and dividend payments and be willing to lose up to 50.00% of their principal amount at maturity.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Reference Stocks. Payments on the notes are linked to the performance of each of the Reference Stocks individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about December 20, 2024 (the “Pricing Date”) and are expected to settle on or about December 26, 2024. The Strike Value of each Reference Stock has been determined by reference to the closing price of one share of that Reference Stock on December 19, 2024 and not by reference to the closing price of one share of that Reference Stock on the Pricing Date.
• CUSIP: 48135WWP7
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$
$
Total
$
$
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $3.50 per
$1,000 principal amount note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $971.10 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $950.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.
*This preliminary pricing supplement amends and restates and supersedes the original preliminary pricing supplement related hereto dated December 20, 2024 to product supplement no. 4-I in its entirety (the original preliminary pricing supplement is available on the SEC website at http://www.sec.gov/Archives/edgar/data/1665650/000121390024111104/ea0225603-
01_424b2.htm).

PS-1 | Structured Investments
Auto Callable Dual Directional Buffered Return Enhanced Notes Linked to
the Least Performing of the Common Stock of Tesla, Inc., the Class C
Capital Stock of Alphabet Inc. and the Class A Common Stock of Meta
Platforms, Inc.
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Reference Stocks: As specified under “Key Terms Relating to
the Reference Stocks” in this pricing supplement
Call Premium Amount: At least $100.00 per $1,000 principal
amount note (to be provided in the pricing supplement)
Call Value: With respect to each Reference Stock, 100.00% of its
Strike Value
Downside Participation: 162.60%
Buffer Amount: 50.00%
Strike Date: December 19, 2024
Pricing Date: On or about December 20, 2024
Original Issue Date (Settlement Date): On or about December
26, 2024
Review Date*: December 23, 2025
Call Settlement Date*: December 29, 2025
Observation Date*: December 20, 2027
Maturity Date*: December 23, 2027
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes —
Postponement of a Determination Date — Notes Linked to
Multiple Underlyings” and “General Terms of Notes —
Postponement of a Payment Date” in the accompanying product
supplement
Automatic Call:
If the closing price of one share of each Reference Stock on the
Review Date is greater than or equal to its Call Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the Call
Premium Amount, payable on the Call Settlement Date. No
further payments will be made on the notes.
If the notes are automatically called, you will not benefit from the feature that provides you with a return at maturity equal to the
Least Performing Stock Return if the Final Value of each
Reference Stock is greater than its Strike Value or the absolute return feature that applies to the payment at maturity if the Final
Value of at least one Reference Stock is less than or equal to its
Strike Value but the Final Value of each Reference Stock is not less than its Strike Value by more than the Buffer Amount.
Because these features do not apply to the payment upon an
automatic call, the payment upon an automatic call may be
significantly less than the payment at maturity for the same level of change in the Least Performing Reference Stock.
Payment at Maturity:
If the notes have not been automatically called and the Final Value of each Reference Stock is greater than its Strike Value, your payment at maturity per $1,000 principal amount note will be calculated as follows: $1,000 + ($1,000 × Least Performing Stock Return)
If the notes have not been automatically called and (i) the Final Value of one or more Reference Stocks is greater than its Strike Value and the Final Value of the other Reference Stock or Reference Stocks is equal to its Strike Value or is less than its Strike Value by up to the
Buffer Amount or (ii) the Final Value of each Reference Stock is equal to its Strike Value or is less than its Strike Value by up to the Buffer
Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Absolute Stock Return of the Least Performing
Reference Stock × Downside Participation)
This payout formula results in an effective cap of 81.30% on your return at maturity if the Least Performing Stock Return is negative.
Under these limited circumstances, your maximum payment at
maturity is $1,813.00 per $1,000 principal amount note.
If the notes have not been automatically called and the Final Value of any Reference Stock is less than its Strike Value by more than the
Buffer Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 × (Least Performing Stock Return + Buffer Amount)]
If the notes have not been automatically called and the Final Value of any Reference Stock is less than its Strike Value by more than the
Buffer Amount, you will lose some or most of your principal amount at maturity.
Absolute Stock Return: With respect to each Reference Stock, the absolute value of its Stock Return. For example, if the Stock Return of a Reference Stock is -5%, its Absolute Stock Return will equal 5%.
Least Performing Reference Stock: The Reference Stock with the
Least Performing Stock Return
Least Performing Stock Return: The lowest of the Stock Returns of the Reference Stocks
Stock Return: With respect to each Reference Stock,
(Final Value – Strike Value)
Strike Value
Strike Value: With respect to each Reference Stock, the closing price of one share of that Reference Stock on the Strike Date, as specified under “Key Terms Relating to the Reference Stocks” in this pricing supplement. The Strike Value of each Reference Stock is not the closing price of one share of that Reference Stock on the
Pricing Date.
Final Value: With respect to each Reference Stock, the closing price of one share of that Reference Stock on the Observation Date
Stock Adjustment Factor: With respect to each Reference Stock, the Stock Adjustment Factor is referenced in determining the closing price of one share of that Reference Stock and is set equal to 1.0 on the Strike Date. The Stock Adjustment Factor of each Reference
Stock is subject to adjustment upon the occurrence of certain corporate events affecting that Reference Stock. See “The
Underlyings — Reference Stocks — Anti-Dilution Adjustments” and
“The Underlyings — Reference Stocks — Reorganization Events” in
the accompanying product supplement for further information.

PS-2 | Structured Investments
Auto Callable Dual Directional Buffered Return Enhanced Notes Linked to
the Least Performing of the Common Stock of Tesla, Inc., the Class C
Capital Stock of Alphabet Inc. and the Class A Common Stock of Meta
Platforms, Inc.
Key Terms Relating to the Reference Stocks
Reference Stock
Bloomberg
Ticker Symbol
Strike Value
Common stock of Tesla, Inc., par value $0.001 per share
TSLA
$436.17
Class C capital stock of Alphabet Inc., par value $0.001 per share
GOOG
$189.70
Class A common stock of Meta Platforms, Inc., par value $0.000006 per share
META
$595.57
Supplemental Terms of the Notes
Any values of the Reference Stocks, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes.
Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
Hypothetical Payout Profile
Payment upon an Automatic Call
The notes will be automatically called on the Call Settlement Date and you will receive (a)
$1,000 plus (b) the Call Premium Amount.
No further payments will be made on the notes.
Compare the closing price of one share of each Reference Stock to its Call Value on the Review Date.
Review Date
Automatic Call
The closing price of one
share of each Reference
Stock is greater than or
equal to its Call Value.
The closing price of one
share of any Reference
Stock is less than its
Call Value.
Call
Value
The notes will not be automatically called. Proceed to the Observation Date.
No Automatic Call

PS-3 | Structured Investments
Auto Callable Dual Directional Buffered Return Enhanced Notes Linked to
the Least Performing of the Common Stock of Tesla, Inc., the Class C
Capital Stock of Alphabet Inc. and the Class A Common Stock of Meta
Platforms, Inc.
Payment at Maturity If the Notes Have Not Been Automatically Called
Call Premium Amount
The Call Premium Amount per $1,000 principal amount note if the notes are automatically called will be provided in the pricing supplement and will not be less than $100.00.
Review Date
You will receive:
$1,000 + ($1,000 ×Least Performing
Stock Return)
The notes have not
been automatically
called. Proceed to the
payment at maturity.
Observation Date Payment at Maturity
The Final Value of each Reference Stock is greater
than its Strike Value.
You will receive:
$1,000 + [$1,000 ×(Least Performing
Stock Return + Buffer Amount)]
Under these circumstances, you will
lose some or most of your principal
amount at maturity.
(i) The Final Value of one or more Reference Stocks
is greater than its Strike Value and the Final Value of
the other Reference Stock or Reference Stocks is
equal to its Strike Value or is less than its Strike
Value by up to the Buffer Amount or (ii) the Final
Value of each Reference Stock is equal to its Strike
Value or is less than its Strike Value by up to the
Buffer Amount.
The Final Value of any Reference Stock is less than
its Strike Value by more than the Buffer Amount.
You will receive:
$1,000 + ($1,000 × Absolute Stock
Return of the Least Performing
Reference Stock × Downside
Participation)

PS-4 | Structured Investments
Auto Callable Dual Directional Buffered Return Enhanced Notes Linked to
the Least Performing of the Common Stock of Tesla, Inc., the Class C
Capital Stock of Alphabet Inc. and the Class A Common Stock of Meta
Platforms, Inc.
Payment at Maturity If the Notes Have Not Been Automatically Called
The following table illustrates the hypothetical total return and payment at maturity on the notes linked to three hypothetical Reference
Stocks if the notes have not been automatically called. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. The hypothetical total returns and payments set forth below assume the following:
• the notes have not been automatically called;
• a Strike Value for the Least Performing Reference Stock of 100.00
• a Downside Participation of 162.60%; and
• a Buffer Amount of 50.00%.
The hypothetical Strike Value of the Least Performing Reference Stock of $100.00 has been chosen for illustrative purposes only and does not represent the actual Strike Value of any Reference Stock. The actual Strike Value of each Reference Stock is the closing price of one share of that Reference Stock on the Strike Date and is specified under “Key Terms Relating to the Reference Stocks” in this pricing supplement. For historical data regarding the actual closing prices of one share of each Reference Stock, please see the historical information set forth under “The Reference Stocks” in this pricing supplement.
Each hypothetical total return or hypothetical payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table have been rounded for ease of analysis.
Final Value of the Least
Performing Reference
Stock
Least Performing Stock
Return
Absolute Stock Return of
the Least Performing
Reference Stock
Total Return on the
Notes
Payment at Maturity
$165.00
65.00%
N/A
65.00%
$1,650.00
$150.00
50.00%
N/A
50.00%
$1,500.00
$140.00
40.00%
N/A
40.00%
$1,400.00
$130.00
30.00%
N/A
30.00%
$1,300.00
$120.00
20.00%
N/A
20.00%
$1,200.00
$110.00
10.00%
N/A
10.00%
$1,100.00
$105.00
5.00%
N/A
5.00%
$1,050.00
$101.00
1.00%
N/A
1.00%
$1,010.00
$100.00
0.00%
0.00%
0.00%
$1,000.00
$95.00
-5.00%
5.00%
8.13%
$1,081.30
$90.00
-10.00%
10.00%
16.26%
$1,162.60
$80.00
-20.00%
20.00%
32.52%
$1,325.20
$70.00
-30.00%
30.00%
48.78%
$1,487.80
$60.00
-40.00%
40.00%
65.04%
$1,650.40
$50.00
-50.00%
50.00%
81.30%
$1,813.00
$40.00
-60.00%
N/A
-10.00%
$900.00
$30.00
-70.00%
N/A
-20.00%
$800.00
$20.00
-80.00%
N/A
-30.00%
$700.00
$10.00
-90.00%
N/A
-40.00%
$600.00
$0.00
-100.00%
N/A
-50.00%
$500.00

PS-5 | Structured Investments
Auto Callable Dual Directional Buffered Return Enhanced Notes Linked to
the Least Performing of the Common Stock of Tesla, Inc., the Class C
Capital Stock of Alphabet Inc. and the Class A Common Stock of Meta
Platforms, Inc.
How the Notes Work
Upside Scenario If Automatic Call:
If the closing price of one share of each Reference Stock on the Review Date is greater than or equal to its Call Value, the notes will be automatically called and investors will receive on the Call Settlement Date the $1,000 principal amount plus the Call Premium Amount of at least $100.00. No further payments will be made on the notes.
• Assuming a hypothetical Call Premium Amount of $100.00, if the closing price of one share of the least performing of the
Reference Stocks increases 20.00% as of the Review Date, the notes will be automatically called and investors will receive a return equal to 10.00%, or $1,100.00 per $1,000 principal amount note.
Least Performing Reference Stock Appreciation Upside Scenario If No Automatic Call:
If the notes have not been automatically called and the Final Value of each Reference Stock is greater than its Strike Value, investors will receive at maturity the $1,000 principal amount plus a return equal to the Least Performing Stock Return.
• If the notes have not been automatically called and the closing price of one share of the Least Performing Reference Stock increases 5.00%, investors will receive at maturity a return equal to 5.00%, or $1,050.00 per $1,000 principal amount note.
Least Performing Reference Stock Par or Reference Stock Depreciation Upside Scenario If No Automatic Call:
If the notes have not been automatically called and (i) the Final Value of one or more Reference Stocks is greater than its Strike Value and the Final Value of the other Reference Stock or Reference Stocks is equal to its Strike Value or is less than its Strike Value by up to the Buffer Amount of 50.00% or (ii) the Final Value of each Reference Stock is equal to its Strike Value or is less than its Strike Value by up to the Buffer Amount of 50.00%, investors will receive at maturity the $1,000 principal amount plus a return equal to the Absolute
Stock Return of the Least Performing Reference Stock times the Downside Participation of 162.60%.
• For example, if the closing price of one share of the Least Performing Reference Stock declines 5.00%, investors will receive at maturity a return equal to 8.13%, or $1,081.30 per $1,000 principal amount note.
Downside Scenario:
If the notes have not been automatically called and the Final Value of any Reference Stock is less than its Strike Value by more than the Buffer Amount of 50.00%, investors will lose 1% of the principal amount of their notes for every 1% that the Final Value of the Least
Performing Reference Stock is less than its Strike Value by more than the Buffer Amount.
• For example, if the notes have not been automatically called and the closing price of one share of the Least Performing Reference
Stock declines 70.00%, investors will lose 20.00% of their principal amount and receive only $800.00 per $1,000 principal amount note at maturity, calculated as follows:
$1,000 + [$1,000 × (-70.00% + 50.00%)] = $800.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value of any
Reference Stock is less than its Strike Value by more than 50.00%, you will lose 1% of the principal amount of your notes for every
1% that the Final Value of the Least Performing Reference Stock is less than its Strike Value by more than 50.00%. Accordingly, under these circumstances, you will lose up to 50.00% of your principal amount at maturity.

PS-6 | Structured Investments
Auto Callable Dual Directional Buffered Return Enhanced Notes Linked to
the Least Performing of the Common Stock of Tesla, Inc., the Class C
Capital Stock of Alphabet Inc. and the Class A Common Stock of Meta
Platforms, Inc.
• YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED BY THE BUFFER AMOUNT AND THE DOWNSIDE PARTICIPATION IF
THE LEAST PERFORMING STOCK RETURN IS NEGATIVE AND THE NOTES HAVE NOT BEEN AUTOMATICALLY CALLED
—
Assuming the notes have not been automatically called, because the payment at maturity will not reflect the Absolute Stock Return of the Least Performing Reference Stock if its Final Value is less than its Strike Value by more than the Buffer Amount, the Buffer
Amount and the Downside Participation effectively cap your return at 81.30% at maturity if the Least Performing Stock Return is negative. Assuming the notes have not been automatically called, the maximum payment at maturity if the Least Performing Stock
Return is negative is $1,813.00 per $1,000 principal amount note.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• IF THE NOTES ARE AUTOMATICALLY CALLED, THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE
CALL PREMIUM AMOUNT PAID ON THE NOTES,
regardless of any appreciation of any Reference Stock, which may be significant. In addition, if the notes are automatically called, you will not benefit from the feature that provides you with a return at maturity equal to the Least Performing Stock Return if the
Final Value of each Reference Stock is greater than its Strike Value or the absolute return feature that applies to the payment at maturity if the Final Value of at least one Reference Stock is less than or equal to its Strike Value but the Final Value of each
Reference Stock is not less than its Strike Value by more than the Buffer Amount. Because these features do not apply to the payment upon an automatic call, the payment upon an automatic call may be significantly less than the payment at maturity for the same level of change in the Least Performing Reference Stock.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE PRICE OF ONE SHARE OF EACH REFERENCE STOCK —
Payments on the notes are not linked to a basket composed of the Reference Stocks and are contingent upon the performance of each individual Reference Stock. Poor performance by any of the Reference Stocks over the term of the notes may result in the notes not being automatically called on the Review Date, may negatively affect your payment at maturity and will not be offset or mitigated by positive performance by any other Reference Stock.
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LEAST PERFORMING REFERENCE STOCK.
• THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
• THE NOTES DO NOT PAY INTEREST.

PS-7 | Structured Investments
Auto Callable Dual Directional Buffered Return Enhanced Notes Linked to
the Least Performing of the Common Stock of Tesla, Inc., the Class C
Capital Stock of Alphabet Inc. and the Class A Common Stock of Meta
Platforms, Inc.
• YOU WILL NOT RECEIVE DIVIDENDS ON ANY REFERENCE STOCK OR HAVE ANY RIGHTS WITH RESPECT TO ANY
REFERENCE STOCK.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Call Premium Amount.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).

PS-8 | Structured Investments
Auto Callable Dual Directional Buffered Return Enhanced Notes Linked to
the Least Performing of the Common Stock of Tesla, Inc., the Class C
Capital Stock of Alphabet Inc. and the Class A Common Stock of Meta
Platforms, Inc.
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the prices of one share of the Reference Stocks. Additionally, independent pricing vendors and/or third party broker-
dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary
market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Reference Stocks
• NO AFFILIATION WITH ANY REFERENCE STOCK ISSUER —
We have not independently verified any of the information about any Reference Stock issuer contained in this pricing supplement.
You should undertake your own investigation into each Reference Stock and its issuer. We are not responsible for any Reference
Stock issuer’s public disclosure of information, whether contained in SEC filings or otherwise.
• THE ANTI-DILUTION PROTECTION FOR EACH REFERENCE STOCK IS LIMITED AND MAY BE DISCRETIONARY —
The calculation agent will not make an adjustment in response to all events that could affect a Reference Stock. The calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.

PS-9 | Structured Investments
Auto Callable Dual Directional Buffered Return Enhanced Notes Linked to
the Least Performing of the Common Stock of Tesla, Inc., the Class C
Capital Stock of Alphabet Inc. and the Class A Common Stock of Meta
Platforms, Inc.
The Reference Stocks
All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources, without independent verification. Each Reference Stock is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on the exchange provided in the table below, which we refer to as the relevant exchange for purposes of that Reference Stock in the accompanying product supplement. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided in the table below, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. We obtained the closing prices below from the Bloomberg Professional® service (“Bloomberg”) without independent verification.
Reference Stock
Bloomberg
Ticker Symbol
Relevant Exchange
SEC File
Number
Closing Price on
December 19,
2024
Common stock of Tesla, Inc., par value $0.001 per
share
TSLA
The Nasdaq Stock
Market
001-34756
$436.17
Class C capital stock of Alphabet Inc., par value $0.001
per share
GOOG
The Nasdaq Stock
Market
001-37580
$189.70
Class A common stock of Meta Platforms, Inc., par
value $0.000006 per share
META
The Nasdaq Stock
Market
001-35551
$595.57
According to publicly available filings of the relevant Reference Stock issuer with the SEC:
• Tesla, Inc. designs, develops, manufactures, sells and leases electric vehicles and energy generation and storage systems and offers services related to its products.
• Alphabet Inc. is a collection of businesses, the largest of which is Google, which (i) offers products and platforms through which it generates revenues primarily by delivering both performance advertising and brand advertising and (ii) provides cloud services to businesses.
• Meta Platforms, Inc. builds products that enable people to connect and share with friends and family through mobile devices, personal computers, virtual reality and mixed reality headsets and wearables.
Historical Information
The following graphs set forth the historical performance of each Reference Stock based on the weekly historical closing prices of one share of that Reference Stock from January 4, 2019 through December 13, 2024. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.
The historical closing prices of one share of each Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of any Reference Stock on the Review Date or the Observation Date.
There can be no assurance that the performance of the Reference Stocks will result in the return of any of your principal amount in excess of $500.00 per $1,000 principal amount note, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.

PS-10 | Structured Investments
Auto Callable Dual Directional Buffered Return Enhanced Notes Linked to
the Least Performing of the Common Stock of Tesla, Inc., the Class C
Capital Stock of Alphabet Inc. and the Class A Common Stock of Meta
Platforms, Inc.

PS-11 | Structured Investments
Auto Callable Dual Directional Buffered Return Enhanced Notes Linked to
the Least Performing of the Common Stock of Tesla, Inc., the Class C
Capital Stock of Alphabet Inc. and the Class A Common Stock of Meta
Platforms, Inc.
Tax Treatment
In determining our reporting responsibilities, we intend to treat the notes for U.S. federal income tax purposes as “open transactions”
that are not debt instruments, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax
Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement no. 4-I. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially and adversely affected.
No statutory, judicial or administrative authority directly addresses the characterization of the notes (or similar instruments) for U.S.
federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment.
Assuming that “open transaction” treatment is respected, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of the notes at the issue price. However, the IRS or a court may not respect the treatment of the notes as “open transactions,” in which case the timing and character of any income or loss on the notes could be materially and adversely affected. For instance, the notes could be treated as contingent payment debt instruments, in which case the gain on your notes would be treated as ordinary income and you would be required to accrue original issue discount on your notes in each taxable year at the “comparable yield,” as determined by us, although we will not make any payment with respect to the notes until maturity.
In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax
Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove

PS-12 | Structured Investments
Auto Callable Dual Directional Buffered Return Enhanced Notes Linked to
the Least Performing of the Common Stock of Tesla, Inc., the Class C
Capital Stock of Alphabet Inc. and the Class A Common Stock of Meta
Platforms, Inc.
to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The
Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “Hypothetical Payout Profile” and “How the Notes Work” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Reference Stocks” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.

PS-13 | Structured Investments
Auto Callable Dual Directional Buffered Return Enhanced Notes Linked to
the Least Performing of the Common Stock of Tesla, Inc., the Class C
Capital Stock of Alphabet Inc. and the Class A Common Stock of Meta
Platforms, Inc.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. This preliminary pricing supplement amends and restates and supersedes the original preliminary pricing supplement related hereto dated December
20, 2024 in its entirety. You should not rely on the original preliminary pricing supplement related hereto dated December 20,
2024 in making your decision to invest in the notes. You should carefully consider, among other things, the matters set forth in the
“Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.